                               October 29, 1999



KPMG LLP
1676 International Drive
McLean, VA 22102
Attention: David P. Milligan, Partner

Dear Members of the Firm:

        We received your letter of October 28 concerning your previous audit reports on the company's financial statements for December 31, 1997 and 1998. This morning the company made an announcement containing the notification requested in your letter, a copy of which is attached.

        We look forward to working with you to expedite the process you have informed us would be followed, including the submission to you of restated financial statements for the years ended December 31, 1997 and 1998, and your completion of the procedures leading to your issuance of an audit report on those financial statements as restated. We will soon be submitting to you for your review our best estimate of the restated items. We request that you complete your examination and resulting report as quickly as possible.

                                        Sincerely,


                                        Jeffrey V. Pirone
                                        Executive Vice President and
                                        Chief Financial Officer

Attachment